Exhibit (e)

                             Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

      1. That it previously has filed a registration statement on Form F-6 (Registration No. 333-140832), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement; and

      2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                   CITIBANK, N.A., as Depositary


                                   By: /s/ Keith Galfo
                                       ------------------------------
                                       Name:  Keith Galfo
                                       Title: Vice President